Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated December 17, 2024, except Note K, as to which the date is December 19, 2025, with respect to the financial statements of BNB Plus Corp. (formerly Applied DNA Sciences, Inc.) included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MARCUM LLP

Melville, NY

August 5, 2026